EXHIBIT 5.1

171 17th Street NW Suite 2100 Atlanta, GA 30363 Direct Phone: 404.873.8500 Facsimile: 404.873.8501

August 30, 2024

Catheter Precision, Inc.

1670 Highway 160 West, Suite 205

Fort Mill, South Carolina

Ladies and Gentlemen:

We have acted as counsel to Catheter Precision, Inc., a Delaware corporation (the “Company”) in connection with a registration statement on Form S-1 (the “462(b) Registration Statement”) for the purpose of registering with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), the sale by the Company of:

(1)

$138,000 of (a) common stock units (the “Common Stock Units”), each Common Stock Unit consisting of: (i) one share of the Company’s voting common stock (“common stock,” such common stock when issued as part of Units, “Unit Shares”), (ii) one Series H warrant to purchase one share of the Company’s common stock (the “Series H Warrant”), (iii) one Series I warrant to purchase one share of common stock, and (iv) one Series J warrant to purchase one share of the Company’s common stock (the “Series J Warrant,” and together with the Series H Warrant and Series I Warrant, the “Common Warrants”) and/or (b) pre-funded units (the “PFW Units” and together with the Common Stock Units, the “Units”), with each PFW Unit consisting of (A): one pre-funded warrant to purchase one share of common stock (the “Pre-Funded Warrant”), (B) one Series H Warrant, (C) one Series I Warrant, and (D) one Series J Warrant; and

(2)

underwriter warrants to purchase a number of shares of common stock equal to 6% of the aggregate number of Common Stock Units and PFW Units (including any sold as a result of the exercise of the underwriters’ over-allotment option) (the “Underwriter Warrant”), which will have a term of 5 years and an exercise price equal to 155% of the public offering price.

For each PFW Unit sold, the number of Common Stock Units sold will be decreased on a one-for-one basis. The Common Warrants, Pre-Funded Warrants and Underwriter Warrants are collectively referred to herein as the “Warrants” and the shares of common stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.”  The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-279930) initially filed by the Company with the Commission on June 4, 2024 (as amended, the “Registration Statement”) and declared effective by the Commission on August 29, 2024. This opinion is being given in accordance with the Legal Matters section of the Registration Statement.  The prospectus included in the Registration Statement and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act, and incorporated by reference into the 462(b) Registration Statement, is referred to herein as the "Prospectus."

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In connection with this opinion, we have examined and relied upon (a) the 462(b) Registration Statement, the Registration Statement and the Prospectus, (b) the forms of Warrants filed as exhibits to the Registration Statement, (c) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (d) such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. In addition, in rendering the foregoing opinions, we have assumed that at or prior to the time of the delivery of any Units, Unit Shares, Warrants and/or Warrant Shares (collectively, the “Securities”), (i) the 462(b) Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Securities, (ii) upon the delivery of the Warrants, the Warrants will conform to the forms thereof filed as exhibits to the Registration Statement, and (iii) that the following shall have occurred:  the due execution, countersignature, authentication, issuance and delivery of the Units and Warrants and, as applicable, the related agreements, upon payment of the applicable consideration therefor, all in the manner and in such amounts as contemplated in the Underwriting Agreement.

With regard to our opinions regarding the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company or antidilution adjustments to outstanding securities of the Company cause the Warrants to be exercisable for more shares of the Company's common stock than the number then available for issuance by the Company. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Company’s common stock.

With regard to our opinion concerning the Units and Warrants constituting valid and binding obligations of the Company:

(i)

Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

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(ii)

Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)

We express no opinion as to any provision of the Units or Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Units or Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv)

We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware, and, as to the Units and Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.  Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1.

The Units, when issued and delivered against payment in full of the consideration therefor, as described in the Registration Statement and 462(b) Registration Statement and the related Prospectus, and in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company.

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2.

The Unit Shares, when issued and delivered against payment in full of the consideration therefor as part of the Units, and all in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3.

The Warrants, when executed, issued and delivered against payment in full of the consideration therefor as part of the Units or to the underwriters pursuant to the Underwriting Agreement, as applicable, and all in accordance with the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance with the respective terms of the Warrants and upon payment in full of the consideration stated therein, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the 462(b) Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Arnall Golden Gregory LLP

Arnall Golden Gregory LLP

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